EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         Name                                       State of Incorporation
         ----                                       ----------------------

H.E.R.C. Consumer Products, Inc.                           Arizona

CCT Corporation                                            Arizona